SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

September 25, 2003
Date of Report
(Date of earliest event reported)

T REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49782 (Commission File No.)	52-2140299 (I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 25, 2003, T REIT, Inc. (the “Company”) sold the Pahrump Valley Junction Shopping Center in Pahrump, Nevada (“Pahrump”) to an unaffiliated third party for a sales price of $18,985,000. In connection with the sale, the Company repaid a note payable secured by Pahrump with an outstanding balance of approximately $11,884,000 at the transaction date. The sale resulted in a net gain of approximately $1,458,000. At closing, the Company gave a credit to the buyer of approximately $81,600 representing rent from one tenant that vacated Pahrump. The Company will release $6,800 to buyer for each month the vacated tenant’s lease is more than thirty days past due. The Company paid a disposition fee to Triple Net Properties Realty Inc. (“Realty”), an affiliate of Triple Net Properties, LLC, the Company’s advisor, of $175,000, or approximately 1.0% of the sales price, and real estate commissions to unaffiliated brokers of $629,700, or approximately 3.0% of the sales price. The Company intends to reinvest the proceeds from the sale in real estate property that qualifies for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements

           Not Applicable.

     (b)  Pro Forma Financial Statements

INDEX TO THE PRO FORMA FINANCIAL STATEMENTS

Page No.

T REIT, Inc.:
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003	4
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Six Months Ended June 30, 2003	5
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2002	6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7

T REIT, INC.
PROFORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)

     On September 25, 2003, T REIT, Inc (the “Company”) sold the Pahrump Valley Junction Shopping Center in Pahrump, Nevada (“Pahrump”) to an unaffiliated third party for a sales price of $18,985,000.

During 2003, the Company also completed the following transactions:

•	The sale of Northstar Crossing Shopping Center in Garland, Texas (“Northstar”) to an unaffiliated third party for a sales price of $4,200,000, completed January 13, 2003.

•	The purchase of Gateway Mall in Bismark, North Dakota (“Gateway Mall”) from an unaffiliated third party for a purchase price of $9,000,000, completed January 29, 2003.

•	The sale of Thousand Oaks Shopping Center in San Antonio, Texas (“Thousand Oaks”) to an unaffiliated third party for a sales price of $15,880,000, completed August 11, 2003.

     The following unaudited pro forma condensed consolidated financial statements (hereinafter collectively referred to as “the pro forma financial statements”) are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized for the above transactions as of the dates set forth below. The pro forma financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of the Company, including the notes thereto, incorporated herein by reference or included herein. The Company’s historical consolidated financial statements incorporated herein by reference are the Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the six months ended June 30, 2003. In management’s opinion, all adjustments necessary to reflect the sale of Pahrump and other transactions have been made.

     The accompanying unaudited pro forma condensed consolidated balance sheet of the Company is presented as if the sale of Pahrump and Thousand Oaks had occurred at June 30, 2003.

     The accompanying unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2003 gives effect to the following transactions as if they had occurred as of the beginning of the period: (i) the sale of Northstar; (ii) the purchase of Gateway Mall; (iii) the sale of Thousand Oaks; and (iv) the sale of Pahrump.

     The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2002 gives effect to the following transactions as if they had occurred as of the beginning of the period: (i) the sale of Northstar; (ii) the purchase of Gateway Mall; (iii) the sale of Thousand Oaks; and (iv) the sale of Pahrump.

     The accompanying condensed consolidated pro forma financial statements are unaudited and are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the above transactions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

T REIT, Inc.
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2003
(Unaudited)

		Sale of
		Thousand		Sale of
		Oaks		Pahrump
	Company	Property		Property	Company
	Historical	(A)	Subtotal	(B)	Proforma

Assets
Real estate investments:
Operating properties	$15,685,292	$—	$15,685,292	$—	$15,685,292
Property held for sale, net	29,521,935	(12,917,705)	16,604,230	(16,604,230)	—
Investments in unconsolidated real estate	19,439,554	—	19,439,554	—	19,439,554

	64,646,781	(12,917,705)	51,729,076	(16,604,230)	35,124,846
Less: accumulated depreciation	(231,778)	—	(231,778)	—	(231,778)

	64,415,003	(12,917,705)	51,497,298	(16,604,230)	34,893,068
Cash and cash equivalents	1,150,696	6,042,415	7,193,111	6,407,812	13,600,923
Accounts receivable, net	358,344	(129,752)	228,592	(167,202)	61,390
Accounts receivable from related parties	354,209	—	354,209	—	354,209
Other assets, net	2,343,448	(592,269)	1,751,179	(240,801)	1,510,378
Note receivable	583,323	—	583,323	—	583,323

Total assets	$69,205,023	$(7,597,311)	$61,607,712	$(10,604,421)	$51,003,291

Liabilities and Shareholders’ Equity
Accounts payable and accrued liabilities	$812,434	$(158,400)	$654,034	$(89,877)	$564,157
Distributions payable	321,279	—	321,279	—	321,279
Security deposits and prepaid rent	99,391	(14,760)	84,631	(24,925)	59,706
Notes payable	9,333,996	—	9,333,996	—	9,333,996
Notes payable secured by property held for sale	20,697,303	(8,750,000)	11,947,303	(11,947,303)	—

	31,264,403	(8,923,160)	22,341,243	(12,062,105)	10,279,138

Commitments and contingencies	—	—	—	—	—

Shareholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 4,720,176 shares issued and 4,694,561 outstanding at June 30, 2003	47,202	—	47,202	—	47,202
Additional paid-in capital	41,265,443	—	41,265,443	—	41,265,443
Treasury stock, 25,615 shares at June 30, 2003	(236,393)	—	(236,393)	—	(236,393)
Distributions in excess of earnings	(3,135,632)	1,325,849	(1,809,783)	1,457,684	(352,099)

Total shareholders’ equity	37,940,620	1,325,849	39,266,469	1,457,684	40,724,153

Total liabilities and shareholders’ equity	$69,205,023	$(7,597,311)	$61,607,712	$(10,604,421)	$51,003,291

The accompanying notes are an integral part of these pro forma financial statements.

T REIT, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Six months ended June 30, 2003
(Unaudited)

				Sale of
		Proforma		Pahrump
	Company	Adjustments		Property	Company
	Historical	(C)	Subtotal	(D)	Proforma

Revenues
Rental income	1,128,787	$146,849	$1,275,636	$—	$1,275,636
Interest income	65,231	42,872	108,103	33,622	141,725

	1,194,018	189,721	1,383,739	33,622	1,417,361

Expenses
Rental Expenses	400,360	36,818	437,178	—	437,178
General and administrative	372,483	44,782	417,265	—	417,265
Depreciation and amortization	174,757	16,083	190,840	—	190,840
Interest (including amortization of deferred financing fees)	215,203	15,933	231,136	—	231,136

	1,162,803	113,616	1,276,419	—	1,276,419

Income before equity in earnings of unconsolidated real estate	31,215	76,105	107,320	33,622	140,942
Equity in earnings of unconsolidated real estate	964,057	—	964,057	—	964,057

Income from continuing operations before gain on sale of real estate investments	995,272	76,105	1,071,377	33,622	1,104,999
Gain on sale of real estate investments	23,617	—	23,617	—	23,617

Income from continuing operations	1,018,889	76,105	1,094,994	33,622	1,128,616
Income from discontinued operations—property held for sale, net	650,165	(195,200)	454,965	(454,965)	—

Net income (loss) (E)	$1,669,054	$(119,095)	$1,549,959	$(421,343)	$1,128,616

Net income per common share:
Continuing operations — basic and diluted	$0.22				$0.24
Discontinued operations — basic and diluted	0.14				—

Net income (loss) per common share — basic and diluted (E)	$0.36				$0.24

The accompanying notes are an integral part of these pro forma financial statements.

T REIT, Inc.
Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2002
(Unaudited)

				Sale of
		Proforma		Pahrump
	Company	Adjustments		Property	Company
	Historical	(C)	Subtotal	(D)	Proforma

Revenues
Rental income	4,562,654	$(1,070,436)	$3,492,218	$(2,032,724)	$1,459,494
Interest income	283,811	134,082	417,893	89,848	507,741

	4,846,465	(936,354)	3,910,111	(1,942,876)	1,967,235

Expenses
Rental expenses	1,029,482	(682,803)	346,679	(314,690)	31,989
General and administrative	669,625	486,530	1,156,155	(7,209)	1,148,946
Depreciation and amortization	659,705	(162,410)	497,295	(347,422)	149,873
Interest (including amortization of deferred financing fees)	1,756,835	(823,197)	933,638	(883,042)	50,596

	4,115,647	(1,181,880)	2,933,767	(1,552,363)	1,381,404

Income (loss) before equity in earnings of unconsolidated real estate	730,818	245,526	976,344	(390,513)	585,831
Equity in earnings of unconsolidated real estate	1,125,501	—	1,125,501	—	1,125,501

Income from continuing operations before gain on sale of real estate investments	1,856,319	245,526	2,101,845	(390,513)	1,711,332
Gain on sale of real estate investments	213,352	—	213,352	—	213,352

Income from continuing operations	2,069,671	245,526	2,315,197	(390,513)	1,924,684
Income from discontinued operations—property held for sale, net	224,087	(224,087)	—	—	—

Net income (loss) (E)	$2,293,758	$21,439	$2,315,197	$(390,513)	$1,924,684

Net income per common share:
Continuing operations — basic and diluted	$0.52				$0.48
Discontinued operations — basic and diluted	0.05				—

Net income per common share — basic and diluted (E)	$0.57				$0.48

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2002 and the Six Months Ended June 30, 2003
(Unaudited)

The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.

Pro Forma Consolidated Balance Sheet

     The accompanying unaudited pro forma condensed consolidated balance sheet of the Company was adjusted assuming that the disposition of Pahrump and Thousand Oaks had occurred at June 30, 2003:

(A)	Sale of the Thousand Oaks property to an unaffiliated third party for $15,880,000, as previously reported on the Company’s Current Report on Form 8-K dated August 11, 2003 and filed with the Securities and Exchange Commission on August 26, 2003, which reflects the related repayment of debt using proceeds from the sale and the removal of the property’s cost basis, other assets and related liabilities.

(B)	Sale of the Pahrump property to an unaffiliated third party for $18,985,000. In connection with the sale, the Company repaid the balance owed on a note payable secured by Pahrump and increased available cash by approximately $6,408,000, after payment of closing costs and other transaction expenses. The sale resulted in a net gain of approximately $1,458,000 and the removal of the property’s cost basis, other assets (primarily impounds) and liabilities (primarily accounts payable and accrued liabilities) directly associated with the property.

Pro Forma Consolidated Statements of Operations

     The accompanying unaudited pro forma condensed consolidated statement of operations were adjusted giving effect to the following transactions as if they had occurred as of the beginning of each period presented: (i) the sale of Northstar; (ii) the purchase of Gateway Mall; (iii) the sale of Thousand Oaks and (iv) the sale of Pahrump.

(C)	Reflects the removal of actual revenues and expenses of the Northstar and Thousand Oaks properties, partially offset by additional revenues and expenses associated with the purchase of Gateway Mall for the periods presented. The Northstar property was held for sale at December 31, 2002 and presented as discontinued operations for the year ended December 31, 2002. The Thousand Oaks property was held for sale as of June 30, 2003 and presented as discontinued operations for the six months ended June 30, 2003.

(D)	Removal of actual revenues and expenses of the Pahrump property. During the six months ended June 30, 2003, the Pahrump property was presented as discontinued operations. The decision to sell Pahrump was approved by the Board of Directors on February 25, 2003. Discontinued operations of Pahrump for the six months ended June 30, 2003 consisted of the following:

Rental income	$1,103,595
Rental expenses	(155,410)
Depreciation	(55,172)
Interest	(438,048)

$454,965

(E)	Excludes the effect of the gains on the sale of Pahrump of approximately $1,458,000, and Thousand Oaks of approximately $1,326,000.

(c) Exhibits

Number	Description

10.01	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of May 15, 2003 by and between T REIT - Pahrump, LLC and Pacific Home Equities, LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.

Date: October 9, 2003	By:	/s/ ANTHONY W. THOMPSON

Anthony W. Thompson
President and Chief Executive Officer

Exhibit  Index

Number	Description

10.01	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of May 15, 2003 by and between T REIT-Pahrump, LLC and Pacific Home Equities, LLC.